Exhibit 99.1

For more information, contact:

Investor Relations	Media Contact
Stan Kovler	Amy Aylward
919/595-4196	603/952-5138
Investor_relations@extremenetworks.com	pr@extremenetworks.com

Extreme Networks Reports Third Quarter Fiscal Year 2026 Financial Results

Revenue up 11% and SaaS ARR Growth Accelerates to 29% YoY on Extreme Platform ONE Growth

Secured Forward Supply Chain to Meet Demand and Stabilize Gross Margins

Morrisville, NC, April 29, 2026 -- Extreme Networks, Inc. (“Extreme”) (Nasdaq: EXTR) today released financial results for its third quarter of fiscal 2026 ended March 31, 2026.

“Our fifth straight quarter of double-digit growth highlights strong momentum, fueled by disciplined execution, differentiated technology, and rising demand for our AI-powered platform. We’ve fully addressed our current and longer-term supply chain needs, including memory, through targeted sourcing strategies, product redesign, and strategic purchase commitments. These actions position us for continued share gains and growth. This quarter’s results reflect not just our performance today, but the strength and scalability of our strategy going forward,” said Ed Meyercord, President and CEO of Extreme.

“SaaS ARR growth accelerated, reflecting rising adoption and deeper customer engagement with Extreme Platform ONE. This momentum underscores the power of our platform approach and the shift toward a more predictable, recurring revenue model. It’s a clear signal that customers are standardizing on our platform to drive automation, boost productivity, and scale their operations,” said Meyercord.

Kevin Rhodes, Executive Vice President and Chief Financial Officer, noted, “The third quarter marked our eighth consecutive quarter of sequential product revenue growth, reflecting continued execution and share gains. Enterprise networking demand remains resilient, and the targeted pricing actions we implemented are successfully offsetting the incremental supply chain costs we have incurred. Together, these actions underpin our gross margin results and outlook. In addition, we returned $50 million to shareholders through an accelerated share repurchase, underscoring our confidence in the durability of our operating model and cash flow generation.”

Fiscal Third Quarter Results:

•
Revenue $316.9 million, up 11% year-over-year and relatively flat quarter-over-quarter
•
SaaS ARR $236.4 million, up 28.6% year-over-year and 4.2% quarter-over-quarter
•
GAAP diluted EPS $0.08, compared to $0.03 last year and $0.06 last quarter
•
Non-GAAP diluted EPS $0.26, compared to $0.21 last year and $0.26 last quarter
•
GAAP gross margin 61.7%, compared to 61.7% last year and 61.4% last quarter
•
Non-GAAP gross margin 62.3%, compared to 62.3% last year and 62.0% last quarter
•
GAAP operating margin 5.5%, compared to 3.6% last year and 4.1% last quarter
•
Non-GAAP operating margin 15.2%, compared to 14.1% last year and 15.0% last quarter
•
Share repurchases of $50.0 million during the quarter

Liquidity:

•
Q3 ending cash balance was $210.1 million, a decrease of $9.7 million from the end of Q2 2026 and an increase of $24.6 million from the end of Q3 in the prior year.
•
Q3 net cash was $11.3 million, as compared to net cash of $47.3 million at the end of Q2 2026 and net cash of $3.0 million at the end of Q3 in the prior year.

Recent Key Highlights:

•
Extreme supported Lucas Oil Stadium in Indianapolis for the NCAA Men’s Final Four and rapidly modernized connectivity by removing legacy access points and deploying temporary infrastructure to ensure the venue was fully game-ready on an accelerated timeline. With Wi-Fi 7 from Extreme coming in time for the upcoming Indianapolis Colts season, this upgrade will enhance stadium operations through faster, more reliable network performance for ticketing, security, and concessions, while elevating the fan experience with seamless high-speed connectivity for streaming and mobile engagement.
•
Extreme secured several new Extreme Platform ONE wins during the quarter, including Asiana Airlines, Atlantic Food Distributors, Bridgeport Public Schools, City of Prescott (AZ), Johnstone Supply, Nissha Medical Technologies, and the University of Buckingham. These customers are leveraging AI-powered automation to reduce manual tasks, streamline operations, minimize network complexity, and enable faster execution at lower cost.
•
Extreme continues to gain share within the UK National Health Service, with a new win at South London and Maudsley NHS Foundation Trust, where Extreme displaced a larger Chinese competitor. Fabric played a key role by delivering secure segmentation to protect patient data and devices. NHS selected Extreme’s one-license, one-device model for its simplicity and predictable cost.
•
London Business School is deploying a full-stack Extreme solution to modernize networking across a complex urban campus spanning historic and modern academic buildings. The solution includes Extreme Platform ONE and wired and wireless platforms. Using Extreme Fabric, the school is automating and unifying the network across dorms, labs, and academic buildings, simplifying deployment while ensuring consistent security policies. Extreme Platform ONE provides unified management and security, while high-performance Wi-Fi 7 enables secure, seamless connectivity for students, faculty, and staff across campus.
•
Extreme is enhancing the fan experience for the Carolina Hurricanes at the Lenovo Center with a full Wi-Fi 7 upgrade, replacing legacy Wi-Fi 5 to deliver faster, more reliable connectivity throughout the arena.

Fiscal Q3 2026 Financial Results:

(in millions, except percentages and per share information)

	GAAP Results
	Three Months Ended
	March 31, 2026	March 31, 2025	Change
Product	$199.4	$178.1	$21.3
Subscription and support	117.5	106.4	11.1
Total net revenue	$316.9	$284.5	$32.4
Gross margin	61.7%	61.7%	0.0%
Operating margin	5.5%	3.6%	1.9%
Net income	$10.6	$3.5	$7.1
Net income per diluted share	$0.08	$0.03	$0.05

	Non-GAAP Results
	Three Months Ended
	March 31, 2026	March 31, 2025	Change
Product	$199.4	$178.1	$21.3
Subscription and support	117.5	106.4	11.1
Total net revenue	$316.9	$284.5	$32.4
Gross margin	62.3%	62.3%	0.0%
Operating margin	15.2%	14.1%	1.1%
Net income	$34.8	$28.0	$6.8
Net income per diluted share	$0.26	$0.21	$0.05

Extreme uses the non-GAAP free cash flow metric as a measure of operating performance. Free cash flow represents GAAP net cash provided by operating activities, less purchases of property, equipment and capitalized software development costs. Extreme considers free cash flow to be useful information for management and investors regarding the amount of cash generated by the business after the purchases of property, equipment and capitalized software development costs, which can then be used to, among other things, invest in Extreme’s business, make strategic acquisitions, and strengthen the balance sheet. A limitation of the utility of this non-GAAP free cash flow metric as a measure of financial performance is that it does not represent the total increase or decrease in the Company’s cash balance for the period. The following table shows the non-GAAP free cash flow calculation (in millions):

Free Cash Flow	Three Months Ended
	March 31, 2026	March 31, 2025
Cash flow provided by operations	$14.2	$30.0
Less: Capital expenditures for property, equipment and capitalized software development costs	(6.4)	(5.8)
Total free cash flow	$7.8	$24.2

SaaS ARR: SaaS annual recurring revenue (“SaaS ARR”) represents the annualized value of our subscription offerings and the renewable, term-based license portion of software license arrangements. SaaS ARR excludes perpetual licenses, upfront license fees, variable or non-recurring revenue, professional services revenue, support revenue from maintenance contracts, and other non-subscription revenue. SaaS ARR reflects the annual recurring revenue associated with Extreme Platform ONE (which includes embedded support), ExtremeCloud IQ, and other subscription revenue, based on the annualized value of quarterly subscription revenue and the trailing twelve months of term-based license revenue. Management uses SaaS ARR to evaluate the scale and trajectory of the Company’s subscription-based offerings and progress against customer adoption initiatives. We believe this metric is useful to investors for the same reasons, as it provides insight into our ability to acquire new customers and to maintain and expand our existing customer relationships. SaaS ARR is an operating metric and should be considered independently of revenue or deferred revenue determined in accordance with U.S. GAAP. SaaS ARR does not have a standardized meaning and therefore may not be comparable to similarly titled measures presented by other companies. SaaS ARR is not intended to be a replacement for, or a forecast of, revenue.

Gross debt: Gross debt is defined as long-term debt and the current portion of long-term debt as shown on the balance sheet plus unamortized debt issuance costs, if any.

Net cash: is defined as cash and cash equivalents minus gross debt, as shown in the table below (in millions):

Cash and cash equivalents	Gross debt	Net cash
$210.1	$198.8	$11.3

Business Outlook:

Extreme’s business outlook is based on current expectations. The following statements are forward-looking, and actual results could differ materially based on various factors, including market conditions and the factors set forth under “Forward-Looking Statements” below.

For its fourth quarter fiscal 2026, ending June 30, 2026, the Company is targeting:

(in millions, except percentages and per share information)	Low-End	High-End
FQ4'26 Guidance – GAAP
Total net revenue	$330.0	$335.0
Gross margin	61.2%	61.6%
Operating margin	6.1%	7.1%
Earnings per share	$0.12	$0.15
Diluted shares outstanding used in calculating GAAP EPS	131.8	131.8
FQ4'26 Guidance – Non-GAAP
Total net revenue	$330.0	$335.0
Gross margin	61.8%	62.2%
Operating margin	15.2%	16.1%
Earnings per share	$0.28	$0.30
Diluted shares outstanding used in calculating non-GAAP EPS	131.8	131.8

The following table shows the GAAP to non-GAAP reconciliation for Q4 FY'26 guidance:

	FQ4'26
	Gross Margin	Operating Margin	Earnings per Share
GAAP	61.2% - 61.6%	6.1% - 7.1%	$0.12 - $0.15
Estimated adjustments for:
Share-based compensation	0.5%	7.0% - 7.1%	0.18
Amortization of product intangibles	0.1%	0.1%	0.00
Amortization of non-product intangibles	—	0.1%	0.00
Litigation charges	—	0.9%	0.02
System transition costs	—	0.9%	0.02
Tax adjustment	—	—	(0.07) - (0.06)
Non-GAAP	61.8% - 62.2%	15.2% - 16.1%	$0.28 - $0.30

The total percentage rate changes may not equal the total change in all cases due to rounding.

For the full year fiscal 2026, ending June 30, 2026, the Company is targeting:

(in millions, except percentages and per share information)	Low-End	High-End
FY'26 Guidance
Total net revenue	$1,275.0	$1,280.0
Gross margin	61.2%	61.3%
Operating margin	4.8%	5.1%
Earnings per share	$0.30	$0.33
Diluted shares outstanding used in calculating GAAP EPS	133.9	133.9
FY'26 Guidance – Non-GAAP
Total net revenue	$1,275.0	$1,280.0
Gross margin	61.8%	61.9%
Operating margin	14.7%	14.9%
Earnings per share	$1.02	$1.04
Diluted shares outstanding used in calculating non-GAAP EPS	133.9	133.9

The following table shows the GAAP to non-GAAP reconciliation for FY'26 guidance:

	FY'26
	Gross Margin	Operating Margin	Earnings per Share
GAAP	61.2% - 61.3%	4.8% - 5.1%	$0.30 - $0.33
Estimated adjustments for:
Share-based compensation	0.5%	7.1% - 7.2%	0.67
Amortization of product intangibles	0.1%	0.1%	0.01
Amortization of non-product intangibles	—	0.1%	0.01
Other non-recurring costs	—	0.3%	0.03
Litigation charges	—	0.5%	0.05
System transition costs	—	1.7%	0.16
Tax adjustment	—	—	(0.22) - (0.21)
Non-GAAP	61.8% - 61.9%	14.7% - 14.9%	$1.02 - $1.04

The total percentage rate changes may not equal the total change in all cases due to rounding.

Conference Call:

Extreme will host a conference call at 8:00 a.m. Eastern (5:00 a.m. Pacific) today to review the third quarter results of fiscal 2026 as well as the business outlook for the fourth quarter of fiscal 2026 and the full year fiscal 2026, ending June 30, 2026, including significant factors and assumptions underlying the targets noted above. The conference call will be available to the public through a live audio web broadcast via the internet at http://investor.extremenetworks.com and a replay of the call will be available on the website for at least 7 days following the call. To access the call, please go to this link (Registration Link) and you will be provided with dial in details. If you would like to participate in the Q&A, please register here: Q&A Registration Link. To avoid delays, we encourage participants to dial into the conference call fifteen minutes ahead of the scheduled start time.

About Extreme:

Extreme Networks, Inc. (EXTR) is a leader in AI-powered cloud networking, focused on delivering simple and secure solutions that help businesses address challenges and enable connections among devices, applications, and users. We push the boundaries of technology, leveraging the powers of artificial intelligence, analytics, and automation. Tens of thousands of customers globally trust our AI-driven cloud networking solutions and industry-leading support to enable businesses to drive value, foster innovation, and overcome extreme challenges. For more information, visit Extreme’s website at https://www.extremenetworks.com/ or LinkedIn, YouTube, X (Formerly Twitter), Facebook or Instagram

Extreme Networks, ExtremeCloud, Extreme Platform ONE, and the Extreme Networks logo, are trademarks of Extreme Networks, Inc. or its subsidiaries in the United States and/or other countries. Other trademarks shown herein are the property of their respective owners.

Non-GAAP Financial Measures:

Extreme provides all financial information required in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company is providing with this press release non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating margin, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share, adjusted EBITDA, net cash and free cash flow. In preparing non-GAAP information, the Company has excluded, where applicable, the impact of share-based compensation, amortization of intangibles, restructuring and related charges, system transition costs, litigation charges, other non-recurring costs, debt refinancing charges and the tax effect of non-GAAP adjustments. The Company believes that excluding these items provides both management and investors with additional insight into its current operations, the trends affecting the Company, the Company’s marketplace performance, and the Company’s ability to generate cash from operations. Please note the Company’s non-GAAP measures may be different than those used by other companies. The additional non-GAAP financial information the Company presents should be considered in conjunction with, and not as a substitute for, the Company’s GAAP financial information.

The Company has provided a non-GAAP reconciliation of the results for the periods presented in this release, which are adjusted to exclude certain items as indicated. These measures should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures for comparable financial information and understanding of the Company’s ongoing performance as a business. Extreme uses both GAAP and non-GAAP measures to evaluate and manage its operations.

Forward-Looking Statements:

This press release contains ‘forward-looking statements’ within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements regarding our outlook, targets, and guidance; our expectations regarding demand, product adoption, competitive dynamics, revenues, margins, cash flow and other operating or financial results; and our plans, objectives and assumptions. These forward-looking statements speak only as of the date of this release. There are several important factors that could cause actual results and other future events to differ materially from those suggested or indicated by such forward-looking statements. These include, among others, risks related to global macroeconomic, industry and business trends; variability in demand, sales cycles and pipeline conversion; the Company’s failure to achieve targeted financial metrics; a highly competitive business environment for network switching equipment and cloud management of network devices; supply chain challenges and component shortages; the Company’s effectiveness in controlling expenses; the possibility that the Company might experience delays in the development or introduction of new technology and products; customer response to the Company’s new technology and products; risks related to pending or future litigation; political and geopolitical factors, including the possible impact of tariffs and changes to U.S. tax regulations; and a dependency on third parties for certain components and for the manufacturing of the Company’s products.

For more information about factors that could cause actual results and other future events to differ materially from those suggested or indicated by such forward-looking statements, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” included in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other documents of the Company on file with the Securities and Exchange Commission (available at www.sec.gov). As a result of these risks and others, actual results could vary significantly from those anticipated in this press release, and the Company’s financial condition and results of operations could be materially adversely affected. Except as required under the U.S. federal securities laws and the rules and regulations of the Securities and Exchange Commission, Extreme disclaims any obligation to update any forward-looking statements after the date of this release, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

###

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share amounts)

(Unaudited)

	March 31, 2026	June 30, 2025
ASSETS
Current assets:
Cash and cash equivalents	$210,113	$231,745
Accounts receivable, net	162,710	126,708
Inventories	76,634	102,578
Prepaid expenses and other current assets	92,345	74,265
Total current assets	541,802	535,296
Property and equipment, net	53,544	44,366
Operating lease right-of-use assets, net	32,508	38,655
Goodwill	398,211	399,574
Intangible assets, net	3,840	6,541
Other assets	140,155	128,786
Total assets	$1,170,060	$1,153,218
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$81,157	$63,939
Accrued compensation and benefits	48,669	62,895
Accrued warranty	10,139	9,684
Current portion of deferred revenue	334,598	325,078
Current portion of long-term debt, net of unamortized debt issuance costs of $679 and $729, respectively	48,071	14,271
Current portion of operating lease liabilities	12,275	11,456
Other accrued liabilities	58,356	100,552
Total current liabilities	593,265	587,875
Deferred revenue, less current portion	312,515	292,415
Long-term debt, less current portion, net of unamortized debt issuance costs of $777 and $1,276, respectively	149,223	163,724
Operating lease liabilities, less current portion	26,170	33,991
Deferred income taxes	7,343	7,033
Other long-term liabilities	2,579	2,596
Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock, $0.001 par value, issuable in series, 2,000 shares authorized; none issued	—	—
Common stock, $0.001 par value, 750,000 shares authorized; 156,657 and 152,673 shares issued, respectively; 132,513 and 132,064 shares outstanding, respectively	157	153
Additional paid-in capital	1,350,759	1,298,791
Accumulated other comprehensive loss	(15,684)	(8,137)
Accumulated deficit	(925,352)	(949,429)
Treasury stock at cost, 24,144 shares and 20,609 shares, respectively	(330,915)	(275,794)
Total stockholders’ equity	78,965	65,584
Total liabilities and stockholders’ equity	$1,170,060	$1,153,218

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31, 2026	March 31, 2025	March 31, 2026	March 31, 2025
Net revenues:
Product	$199,345	$178,060	$591,151	$512,605
Subscription and support	117,529	106,445	353,893	320,459
Total net revenues	316,874	284,505	945,044	833,064
Cost of revenues:
Product	86,206	76,059	259,334	218,065
Subscription and support	35,124	33,037	107,057	94,960
Total cost of revenues	121,330	109,096	366,391	313,025
Gross profit:
Product	113,139	102,001	331,817	294,540
Subscription and support	82,405	73,408	246,836	225,499
Total gross profit	195,544	175,409	578,653	520,039
Operating expenses:
Research and development	59,184	55,656	174,459	164,990
Sales and marketing	88,979	79,773	267,295	241,123
General and administrative	29,634	29,537	93,420	92,202
Restructuring and related charges (benefit)	—	(441)	538	1,871
Amortization of intangible assets	407	507	1,314	1,528
Total operating expenses	178,204	165,032	537,026	501,714
Operating income	17,340	10,377	41,627	18,325
Interest income	983	972	3,312	2,657
Interest expense	(3,249)	(3,797)	(10,262)	(12,398)
Other expense, net	(263)	(385)	(1,110)	(445)
Income before income taxes	14,811	7,167	33,567	8,139
Provision for income taxes	4,221	3,709	9,490	7,803
Net income	$10,590	$3,458	$24,077	$336

Basic and diluted income per share:
Net income per share – basic	$0.08	$0.03	$0.18	$0.00
Net income per share – diluted	$0.08	$0.03	$0.18	$0.00

Shares used in per share calculation – basic	132,931	132,979	133,275	132,173
Shares used in per share calculation – diluted	133,591	134,590	134,917	133,770

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended
	March 31, 2026	March 31, 2025
Cash flows from operating activities:
Net income	$24,077	$336
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	11,600	11,261
Amortization of intangible assets	2,631	3,356
Amortization of cloud computing implementation costs	2,848	—
Reduction in carrying amount of right-of-use asset	7,710	7,386
Provision for credit losses	430	85
Share-based compensation	66,447	61,573
Deferred income taxes	658	(879)
Provision for excess and obsolete inventory	4,639	1,616
Non-cash interest expense	907	902
Other	1,393	703
Changes in operating assets and liabilities:
Accounts receivable, net	(36,432)	(10,113)
Inventories	19,012	14,445
Prepaid expenses and other assets	(38,488)	(20,331)
Accounts payable	16,388	(3,982)
Accrued compensation and benefits	(15,927)	1,302
Operating lease liabilities	(8,532)	(8,060)
Deferred revenue	33,299	17,746
Other current and long-term liabilities	(42,327)	(7,254)
Net cash provided by operating activities	50,333	70,092
Cash flows from investing activities:
Capital expenditures for property, equipment and capitalized software development costs	(20,364)	(18,067)
Net cash used in investing activities	(20,364)	(18,067)
Cash flows from financing activities:
Borrowings under revolving facility	55,000	—
Payments on revolving facility	(25,000)	—
Payments on debt obligations	(11,250)	(7,500)
Payments on debt financing costs	—	(695)
Repurchase of common stock including accelerated share repurchases	(62,000)	(13,000)
Payments for tax withholdings, net of proceeds from issuance of common stock	(7,596)	(1,907)
Net cash used in financing activities	(50,846)	(23,102)
Foreign currency effect on cash and cash equivalents	(755)	(142)
Net increase (decrease) in cash and cash equivalents	(21,632)	28,781

Cash and cash equivalents at beginning of period	231,745	156,699
Cash and cash equivalents at end of period	$210,113	$185,480

Extreme Networks, Inc.

Non-GAAP Measures of Financial Performance

To supplement the Company’s consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (“GAAP”), Extreme uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating margin, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share, adjusted EBITDA (calculated as GAAP net income excluding interest, income taxes, depreciation and amortization as well as costs or benefits that are not reflective of the Company’s ongoing or expected future operational performance as noted below), net cash and free cash flow.

Reconciliation to the nearest GAAP measure of all historical non-GAAP measures included in this press release can be found in the tables included with this press release.

Non-GAAP measures presented in this press release are not in accordance with or alternative measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Extreme’s results of operations as determined in accordance with GAAP. These non-GAAP measures should only be used to evaluate Extreme’s results of operations in conjunction with the corresponding GAAP measures.

Extreme believes these non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, enhance investors’ and management’s overall understanding of the Company’s current financial performance and the Company’s prospects for the future, including cash flows available to pursue opportunities to enhance stockholder value. In addition, because Extreme has historically reported certain non-GAAP results to investors, the Company believes the inclusion of non-GAAP measures provides consistency in the Company’s financial reporting.

For its internal planning process, and as discussed further below, Extreme’s management uses financial statements that do not include share-based compensation expense, amortization of intangibles, restructuring and related charges, system transition costs, litigation charges, other non-recurring costs, debt refinancing charges, and the tax effect of non-GAAP adjustments. Extreme’s management also uses non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing the Company’s financial results.

As described above, Extreme excludes the following items from one or more of its non-GAAP measures when applicable.

Share-based compensation. Share-based compensation consists of associated expenses for stock options, restricted stock awards and the Company’s Employee Stock Purchase Plan. Extreme excludes share-based compensation expenses from its non-GAAP measures primarily because they are non-cash expenses that the Company does not believe are reflective of ongoing cash requirement related to its operating results. Extreme expects to incur share-based compensation expenses in future periods.

Amortization of intangibles. Amortization of intangibles includes the monthly amortization expense of intangible assets such as developed technology, customer relationships and trademarks. The amortization of the developed technology are recorded in cost of goods sold, while the amortization for the other intangibles are recorded in operating expenses. Extreme excludes these expenses since they result from an intangible asset and for which the period expense does not impact the operations of the business and are non-cash in nature.

Restructuring and related charges. Restructuring and related charges consist of severance costs for employees, asset disposal costs and other charges related to excess facilities that do not provide economic benefit to our future operations. Extreme excludes restructuring expenses since they result from events that occur outside of the ordinary course of continuing operations.

System transition costs. System transition costs consist of costs related to direct and incremental costs incurred in connection with our multi-phase transition of our customer relationship management solution, our configure, price, quote solution and our enterprise resource planning tools that were not capitalizable. Extreme excludes these costs because we believe that these costs do not reflect future operating expenses and will be inconsistent in amount and frequency, making it difficult to contribute to a meaningful evaluation of our operating performance.

Litigation charges. Litigation charges consist of estimated settlement and related legal expenses for non-recurring litigations offset by any proceeds received or expected to be received from insurance.

Debt refinancing charges. Debt refinancing charges consist of costs that were not capitalizable and are included in other expense, net, that occurred in conjunction with the amendments related to our outstanding credit facility.

Other non-recurring costs. Other non-recurring costs consist of certain external advisory and professional fees incurred for various non-recurring transactions and activities that occur outside of the normal course of business. Extreme excludes these costs because we believe that these costs do not reflect future operating expenses and will be inconsistent in amount and frequency, making it difficult to contribute to a meaningful evaluation of our operating performance.

Tax effect of non-GAAP adjustments. We calculate our non-GAAP provision for income taxes in accordance with the SEC guidance on non-GAAP Financial Measures Compliance and Disclosure Interpretation. We have assumed our U.S. federal and state net operating losses would have been fully consumed by the historical non-GAAP financial adjustments, eliminating the need for a full valuation allowance against our U.S. deferred tax assets which, consequently, enables our use of research and development tax credits. The non-GAAP tax provision consists of current and deferred income tax expense commensurate with the non-GAAP measure of profitability using our blended U.S. statutory tax rate of 24.6%.

The non-GAAP provision for income taxes has typically been and is currently higher than the GAAP provision given the Company has a valuation allowance against its US and a portion of its Irish deferred tax assets due to historical losses. Once these valuation allowances are released, the non-GAAP and the GAAP provision for income taxes will be more closely aligned.

Over the next year, our cash taxes will be driven by US federal and state taxes and the tax expense of our foreign subsidiaries, which amounts have not historically been significant, with the exception of the Company’s Canadian, German and Indian subsidiaries which perform research and development and sales and marketing activities for the Company, as well as the Company’s Irish trading subsidiaries.

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

GAAP TO NON-GAAP RECONCILIATION

(In thousands, except percentages and per share amounts)

(Unaudited)

Revenues	Three Months Ended		Nine Months Ended
	March 31, 2026	March 31, 2025	March 31, 2026	March 31, 2025
Revenues – GAAP	$316,874	$284,505	$945,044	$833,064

Non-GAAP Gross Margin	Three Months Ended		Nine Months Ended
	March 31, 2026	March 31, 2025	March 31, 2026	March 31, 2025
Gross profit – GAAP	$195,544	$175,409	$578,653	$520,039
Gross margin – GAAP percentage	61.7%	61.7%	61.2%	62.4%
Adjustments:
Share-based compensation expense, Product	755	663	2,303	1,961
Share-based compensation expense, Subscription and support	723	706	2,209	2,193
Amortization of intangibles, Product	336	580	1,264	1,775
Total adjustments to GAAP gross profit	$1,814	$1,949	$5,776	$5,929
Gross profit – non-GAAP	$197,358	$177,358	$584,429	$525,968
Gross margin – non-GAAP percentage	62.3%	62.3%	61.8%	63.1%

Non-GAAP Operating Margin	Three Months Ended		Nine Months Ended
	March 31, 2026	March 31, 2025	March 31, 2026	March 31, 2025
GAAP operating income	$17,340	$10,377	$41,627	$18,325
GAAP operating margin	5.5%	3.6%	4.4%	2.2%
Adjustments:
Share-based compensation expense, cost of revenues	1,478	1,369	4,512	4,154
Share-based compensation expense, R&D	4,267	4,178	13,353	12,858
Share-based compensation expense, S&M	7,564	6,963	23,086	21,441
Share-based compensation expense, G&A	8,459	7,844	25,496	23,120
Restructuring and related charges (benefit)	—	(441)	538	1,871
Litigation charges	376	1,123	3,135	12,716
System transition costs	7,556	7,548	18,948	16,919
Amortization of intangibles	743	1,087	2,578	3,303
Other non-recurring costs	231	—	3,879	—
Total adjustments to GAAP operating income	$30,674	$29,671	$95,525	$96,382
Non-GAAP operating income	$48,014	$40,048	$137,152	$114,707
Non-GAAP operating margin	15.2%	14.1%	14.5%	13.8%

Non-GAAP Net Income	Three Months Ended		Nine Months Ended
	March 31, 2026	March 31, 2025	March 31, 2026	March 31, 2025
GAAP net income	$10,590	$3,458	$24,077	$336
Adjustments:
Share-based compensation expense	21,768	20,354	66,447	61,573
Restructuring and related charges (benefit)	—	(441)	538	1,871
Litigation charges	376	1,123	3,135	12,716
System transition costs	7,556	7,548	18,948	16,919
Amortization of intangibles	743	1,087	2,578	3,303
Other non-recurring costs	231	—	3,879	—
Debt refinancing charges	—	—	—	79
Tax effect of non-GAAP adjustments	(6,419)	(5,171)	(19,888)	(17,866)
Total non-GAAP adjustments to GAAP net income	$24,255	$24,500	$75,637	$78,595
Non-GAAP net income	$34,845	$27,958	$99,714	$78,931

Earnings per share
GAAP net income per share – diluted	$0.08	$0.03	$0.18	$0.00
Non-GAAP net income per share – diluted	$0.26	$0.21	$0.74	$0.59

Shares used in net income per share – diluted:
GAAP shares used in per share calculation – basic	132,931	132,979	133,275	132,173
Potentially dilutive equity awards	660	1,611	1,642	1,597
GAAP and Non-GAAP shares used in per share calculation – diluted	133,591	134,590	134,917	133,770

Adjusted EBITDA	Three Months Ended		Nine Months Ended
	March 31, 2026	March 31, 2025	March 31, 2026	March 31, 2025
GAAP net income	$10,590	$3,458	$24,077	$336
Adjustments:
Depreciation expense	3,807	3,456	11,600	11,261
Amortization expense	2,584	1,105	5,479	3,356
Share-based compensation expense	21,768	20,354	66,447	61,573
Restructuring and related charges (benefit)	—	(441)	538	1,871
Litigation charges	376	1,123	3,135	12,716
System transition costs	7,556	7,548	18,948	16,919
Other non-recurring costs	231	—	3,879	—
Debt refinancing charges	—	—	—	79
Interest income	(983)	(972)	(3,312)	(2,657)
Interest expense	3,249	3,797	10,262	12,398
Provision for income taxes	4,221	3,709	9,490	7,803
Total adjustments to GAAP net income	42,809	39,679	126,466	125,319
Adjusted EBITDA	$53,399	$43,137	$150,543	$125,655